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                                                                     EXHIBIT 2.2


List of omitted schedules to the Agreement and Plan of Merger, dated June 26,
2003, by and among The Elder-Beerman Stores Corp., Wright Holdings, Inc. and
Wright Sub, Inc.
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The Elder-Beerman Stores Corp. Disclosure Letter
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         Section 3.01    Organization and Qualification of The Elder-Beerman Stores Corp.

         Section 3.02    Capitalization of The Elder-Beerman Stores Corp.

         Section 3.04    Non-Contravention; Approvals and Consents

         Section 3.05    SEC Reports and Financial Statements of The Elder-Beerman Stores Corp.

         Section 3.06    Absence of Certain Changes or Events

         Section 3.07    Absence of Undisclosed Liabilities

         Section 3.08    Legal Proceedings

         Section 3.11    Compliance with Agreements; Certain Agreements

         Section 3.12    Taxes

         Section 3.13    Employee Benefit Plans; ERISA

         Section 3.14    Labor Matters

         Section 3.15    Environmental Matters

         Section 3.16    Real Property of The Elder-Beerman Stores Corp.

         Section 3.17    Intellectual Property Rights

         Section 3.18    Insurance
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Wright Holdings, Inc. Disclosure Letter
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         Schedule 4.01   Organization and Qualification of Wright Holdings, Inc. and Wright Sub, Inc.
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